UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008

BUILD-A-BEAR WORKSHOP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02. Termination of a Material Definitive Agreement.

On March 20, 2008, Build-A-Bear Workshop, Inc. (the “Company”) terminated the Employment, Confidentiality and Noncompete Agreement (the “Employment Agreement”) dated January 16, 2007 between the Company and Paul Bundonis, the Company’s former Chief Workshop Bear, in connection with the change in Mr. Bundonis’ employment, as discussed in Item 5.02 below.

Under the terms of the Employment Agreement, Mr. Bundonis received an annual base salary of at least $225,000 and an annual bonus of no less than 35% of his base salary upon the Company’s achievement of certain financial goals, payable in cash, stock, stock options, or a combination thereof. Also under the terms, the Company could terminate the Employment Agreement at any time, with or without cause.

In connection with the termination of the Employment Agreement, the Company entered into an at-will employment agreement with Mr. Bundonis setting forth the terms and conditions of his ongoing employment by the Company, discussed more fully under Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Role of Paul Bundonis

On March 20, 2008, Paul Bundonis, previously Chief Workshop Bear of the Company, agreed to a new position with the Company as Managing Director, Stores-Central Region. No new appointment was made to the office of Chief Workshop Bear. There was no disagreement or dispute between Mr. Bundonis and the Company which led to Mr. Bundonis’ change in role. In connection with Mr. Bundonis’ new position with the Company, the Employment Agreement dated January 16, 2007 between the Company and Mr. Bundonis was terminated.

In connection with Mr. Bundonis’ change in employment, the Company and Mr. Bundonis entered into a Letter Agreement on March 20, 2008 setting forth the terms of Mr. Bundonis’ employment as Managing Director, Stores-Central Region. Under the terms of the Letter Agreement, Mr. Bundonis will receive an annual base salary of $217,720 and is eligible for a 25% incentive bonus if the Company exceeds certain financial goals, to be made upon the terms set at the time of such bonus award. Either party may terminate the Letter Agreement at any time and for any reason, without notice. If the Company terminates Mr. Bundonis’ employment for reasons other than cause within one year of the effective date of the Letter Agreement, Mr. Bundonis will receive his annual base salary for a period of up to 12 months, offset by any compensation received by a subsequent employer. Mr. Bundonis is also subject to confidentiality and noncompete obligations.

2008 Bonus Performance Objectives

Effective March 20, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) established the 2008 performance objectives for the range of bonuses that may be paid to the Company’s Chief Executive Bear, President and Chief Operating Bear, Chief Financial Bear, Treasurer and Secretary and Chief Marketing Bear under the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan (the “Plan”). The base bonus calculation for each of the executives for 2008 is determined by multiplying the “base bonus payout” (set forth below) by the executive’s eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercised and vested restricted stock):

Name/Position	Base Bonus Payout
Maxine Clark, Chief Executive Bear	125%
Scott Seay, President and Chief Operating Bear	55%
Tina Klocke, Chief Financial Bear, Treasurer and Secretary	45%
Teresa Kroll, Chief Marketing Bear	35%

The cash bonus, if any, to be paid to each respective executive officer will be calculated by multiplying the applicable percentage in column (2) below, based on the Company’s net income for 2008, by the base bonus calculation set forth above:

(1)	(2)
Net Income Achievement Level	Percentage of Base Bonus Calculation
Threshold	20%
Target	100%
Maximum	200%

The calculation of cash bonuses will be interpolated to reflect the Company’s net income results which fall within any of the defined achievement levels set forth in column (1) above. The interpolation will be calculated in accordance with the methodology set forth in the Build-A-Bear Workshop, Inc. 2008 Bonus Plan (the “2008 Bonus Plan”), in the sole discretion of the Committee. This discretion includes the ability to reduce the otherwise applicable percentage of base bonus calculation for each achievement level, but the Committee may not use its discretion to increase the amount of compensation payable above the maximum percentage of base bonus calculation for each achievement level. No executive officer bonuses will be paid if the threshold net income level is not reached for fiscal year 2008.

2008 Long-Term Incentive Plan Awards

Also on March 20, 2008, the Company’s Board of Directors granted certain of the named executive officers restricted stock awards under the Plan. Because no named executive officer achieved a “meets expectations” performance grade, as is required to receive 100% of the target value of the restricted stock award, the Committee granted those officers noted below 60% of their target value. These awards were made in recognition of the difficult retail and consumer economic climate, and to retain and incentivize the named executive officers.

Name	Number of Shares of Restricted Stock Awarded
Maxine Clark, Chief Executive Bear	53,960
Scott Seay, President and Chief Operating Bear	29,188
Tina Klocke, Chief Financial Bear, Treasurer and Secretary	16,968

The number of shares of restricted stock awarded was derived by dividing 60% of each executive’s target value by the closing sales price of the Company’s common stock on March 20, 2008.

One-half of each of Mr. Seay’s and Ms. Klocke’s award is subject to time vesting only and will vest in equal installments over the next four years. One-half of each of Mr. Seay’s and Ms. Klocke’s award will also vest in equal installments over the next four years, but will not be eligible for vesting unless the Company achieves a certain 2008 net income result as set by the Committee. If the Company does not achieve this net income result, the performance-based half of Mr. Seay’s and Ms. Klocke’s awards will not vest. Neither are eligible for more than 100% of their restricted stock award.

One hundred percent of Ms. Clark’s restricted stock award is performance-based and will vest in equal installments over the next four years if the Company achieves certain 2008 net income results. The payout of Ms. Clark’s restricted stock award is as follows:

Net Income Achievement Level	Percentage of Restricted Stock Award Payout
Threshold	20%
Target	100%

The calculation of Ms. Clark’s restricted stock award payout will be interpolated to reflect the Company’s net income results which fall within any of the defined achievement levels set forth above. The interpolation of her award will be calculated in accordance with terms similar to the methodology set forth in the 2008 Bonus Plan, in the sole discretion of the Committee. Ms. Clark is not eligible to receive more than 100% of her restricted stock award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 20085

BUILD-A-BEAR WORKSHOP, INC. (Registrant)

By:	/s/ Tina Klocke
Name:	Tina Klocke
Title:	Chief Financial Bear, Secretary and Treasurer

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